                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549



                                    FORM 8-K



                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934




    Date of report (Date of earliest event reported)    August 1, 2000
                                                    ----------------------------

                            Stockwalk.com Group, Inc.
--------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

    Minnesota                          0-22247                  41-1756256
----------------------------   --------------------------    -------------------
(State or Other Jurisdiction    (Commission File Number)       (IRS Employer
     of Incorporation)                                       Identification No.)


 5500 Wayzata Boulevard, Suite 800, Minneapolis, Minnesota              55416
--------------------------------------------------------------------  ---------
     (Address of Principal Executive Offices)                         (Zip Code)

                                  763.542.6000
--------------------------------------------------------------------------------
              (Registrant's Telephone Number, Including Area Code)


--------------------------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         On June 6, 2000, the registrant announced that it had entered into a definitive merger agreement with R.J. Steichen & Company. The merger was completed on August 1, 2000. Steichen is a privately-owned full-service investment brokerage firm that has been in continuous operation since 1929. Steichen, a self-clearing firm, offers a complete range of financial products to individual investors, as well as services in the areas of corporate finance, equity research, sales and trading, and tax-exempt bonds. Similar to the registrant's research department, Steichen's equity research focuses on emerging growth companies typically headquartered in the upper Midwest.
As of March 31, 2000, Steichen had 282 full-time employees and 185 independent licensed sales representatives, and recorded total revenues of approximately $52.5 million. Steichen's principal office is in Minneapolis, and it operates 11 additional offices in the Minneapolis-St. Paul metropolitan area, in addition to seven other branch offices.

         The following is a summary of the principal terms of the merger agreement and is qualified by the merger agreement which has been filed as exhibit 2.6 to the Registration Statement on Form S-2 (Registration No. 333-35544) filed by the registrant on June 23, 2000, which is incorporated herein by reference. On August 1, 2000, the registrant issued an aggregate of 4,315,062 shares of its unregistered common stock to the former Steichen shareholders in exchange for all of the issued and outstanding shares of Steichen's capital stock. Under the terms of the Steichen agreement, the Steichen entity will continue to operate as a separate corporate subsidiary for at least two years after completion of the merger. Additional material terms of the Steichen agreement are as follows:

         - the shareholders of Steichen may earn up to an additional 2,000,000 shares of the registrant's restricted common stock pursuant to an earn-out provision, which contains the following principal terms:

              - Steichen must have pre-tax earnings of $2.0 million per year ($4.0 million in the aggregate) during the two years following completion of the merger. The earn-out is subject to a sliding scale, which provides that all shares will be issued if Steichen earns 90% of the $4.0 million targeted amount set forth above;

              - if cumulative pre-tax earnings are less than 90% of the target earnings, the number of additional shares to be issued will be ratably reduced, e.g., if Steichen earns 63% of the targeted earnings, 73% of the additional shares will be issued. The registrant is obligated to issue at least 25% of the additional shares, unless there are no cumulative earnings or there is a cumulative loss during the two-year earn-out period, in which case the registrant would not have to issue any additional shares;

              - the registrant cannot strip profit centers from or add expenses to Steichen without the consent of John E. Feltl;

              - no shares will be issued under the earn-out until the end of the earn-out period, i.e., two years from closing of the transaction, provided that all of such shares will be issued if there is a change in control of the registrant; and

              - litigation and arbitration costs and expenses, any amounts paid by Steichen or the registrant to certain of its senior executive officers, and the cost of any capital loaned by the registrant to

                   Steichen in addition to capital which may be borrowed for the purpose of satisfying Steichen's minimum net capital requirements will be deducted from the targeted pre-tax earnings.

         - Steichen's former principal shareholder, Mr. John E. Feltl, withdrew approximately $21.0 million in cash from Steichen prior to closing, in the form of a dividend;

         - Mr. Feltl agreed to leave $3.0 million of capital in Steichen for a period of two years. At the end of the two-year period, he will have the option to be repaid $3.6 million or to convert such amount into shares of the registrant's common stock at a per share price equal to the lesser of 85% of the then-current fair market value of such stock or $10.00, but not less than $5.00 per share;

         - the registrant entered into a five-year employment/noncompete agreement with Mr. Feltl pursuant to which he will be responsible for the Steichen operations and will receive a salary of $1.0 million per year. The salary will be deducted when determining Steichen's pre-tax earnings;

         - the registrant also entered into a two-year employment agreement with Mr. Feltl's son, Mr. John C. Feltl, Steichen's Director of Corporate Finance and Executive Vice President, pursuant to which the registrant paid him a signing bonus of $100,000 and he will receive a salary of $200,000 per year for two years, with all such amounts being deducted when determining Steichen's pre-tax earnings;

         - Mr. John E. Feltl will receive a percentage of warrants issued in connection with the corporate finance activities of the registrant's various subsidiaries equal to the percentage of such warrants issued to the registrant's Executive Vice President, Mr. David B. Johnson;

         - Mr. John E. Feltl also received a five-year warrant to purchase 300,000 additional shares of the registrant's common stock at $6.375 per share. This warrant does not contain cashless exercise provisions, but it does contain piggyback registration rights; and

         - Messrs. John E. and John C. Feltl were appointed to the registrant's Board of Directors.

         In addition to the foregoing, the registrant's agreement with Steichen contains other customary terms and conditions, including representations and warranties from Steichen. However, neither Steichen nor its shareholders are required to indemnify the registrant for claims, including related losses or expenses, arising out of a breach of the representations and warranties, except to the extent that the claim or expense would reduce pre-tax earnings of Steichen, for the purpose of calculating the number of additional shares issued to the former Steichen shareholders.

ITEM 7.       FINANCIAL STATEMENTS AND EXHIBITS
     (A)      FINANCIAL STATEMENTS OF BUSINESS ACQUIRED
              Audited financial statements for the three-year period ended
              September 30, 1999.........................................   4
              Unaudited financial statements for the six-month period
              ended March 31, 2000.......................................   5
     (B)      UNAUDITED PROFORMA FINANCIAL INFORMATION
              Unaudited consolidated condensed proforma statement of
              financial condition........................................  20
              Unaudited consolidated condensed proforma statement of
              operations for the year ended March 31, 2000...............  21
              Unaudited consolidated condensed proforma footnotes to
              financial statements.......................................  22

                          INDEPENDENT AUDITORS' REPORT

Board of Directors
R. J. Steichen & Co.:

     We have audited the accompanying statements of financial condition of R. J. Steichen & Co. (the Company) as of September 30, 1999 and 1998, and the related statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended September 30, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of R. J. Steichen & Co. as of September 30, 1999 and 1998, and the results of its operations and its cash flows for each of the years in the three-year period ended September 30, 1999, in conformity with generally accepted accounting principles.


/s/  KPMG LLP


October 27, 1999

                              R. J. STEICHEN & CO.

                       STATEMENTS OF FINANCIAL CONDITION

                                                               SEPTEMBER 30,
                                                        ----------------------------
                                                            1998            1999
                                                        ------------    ------------
ASSETS
Cash (note 3).......................................    $  1,914,961    $ 13,741,389
Deposits with clearing organizations................         250,000         603,629
Receivables from brokers and dealers and clearing
  organizations:
     Clearing organizations.........................         558,009         585,104
     Securities borrowed............................       2,076,900       3,276,190
Receivables from customers..........................      95,172,452     105,375,932
Securities in trading account, at market value......       2,735,470       5,759,379
Prepaid expenses and other assets...................       1,779,266       2,124,804
                                                        ------------    ------------
     Total assets...................................    $104,487,058    $131,466,427
                                                        ============    ============
LIABILITIES
Payables to customers...............................    $ 79,015,628     109,197,017
Short-term borrowings (note 5)......................       7,800,000       1,600,000
Securities sold, not yet purchased..................         478,299         665,782
Accounts payable and accrued liabilities............       1,295,102       1,047,281
Accrued sales commissions...........................         579,280       1,275,110
Deposit from introducing broker.....................         197,800         196,000
                                                        ------------    ------------
     Total liabilities..............................      89,366,109     113,981,190
                                                        ------------    ------------
Stockholders' equity (note 8):
  Common stock, $100 par value:
     Authorized 200 shares; issued and outstanding,
       20 shares....................................           2,000           2,000
  Additional paid-in capital........................         439,063         439,063
  Retained earnings.................................      14,679,886      17,044,174
                                                        ------------    ------------
     Total stockholders' equity.....................      15,120,949      17,485,237
Commitments and contingencies (notes 9 and 10)......
                                                        ------------    ------------
     Total liabilities and stockholders' equity.....    $104,487,058    $131,466,427
                                                        ============    ============

See accompanying notes to financial statements.

                              R. J. STEICHEN & CO.
                            STATEMENTS OF OPERATIONS

                                                           YEARS ENDED SEPTEMBER 30,
                                                 ---------------------------------------------
                                                    1997             1998             1999
                                                 -----------      -----------      -----------
REVENUES:
  Commissions:
     Investment banking......................    $10,777,797      $ 6,669,137      $ 3,740,426
     Securities..............................      8,451,093        9,163,130       11,190,454
     Investment companies and insurance
       products..............................        555,246          625,100          757,427
  Principal transactions.....................     15,001,537       11,965,854       16,157,400
  Interest and dividends.....................      7,584,917        8,818,446        8,233,536
  Other revenue..............................        149,388          577,275          354,986
                                                 -----------      -----------      -----------
       Total revenues........................     42,519,978       37,818,942       40,434,229
                                                 -----------      -----------      -----------
EXPENSES:
  Commissions and compensation...............     24,458,722       22,696,676       24,881,470
  Interest...................................      4,205,386        4,884,247        4,582,056
  Communications.............................      2,142,394        2,267,140        2,444,233
  Technology consultant fees and other data
     processing..............................        809,541        1,736,565        1,260,242
  Occupancy..................................      1,324,054        1,404,779        1,430,215
  Clearing corporation services..............        297,970          375,930          400,893
  Other operating expenses...................      2,055,142        1,645,079        1,375,220
                                                 -----------      -----------      -----------
       Total expenses........................     35,293,209       35,010,416       36,374,329
                                                 -----------      -----------      -----------
Net earnings.................................    $ 7,226,769      $ 2,808,526      $ 4,059,900
                                                 ===========      ===========      ===========
Basic earnings per common share..............    $   361,338      $   140,426      $   202,995
                                                 ===========      ===========      ===========

See accompanying notes to financial statements.

                              R. J. STEICHEN & CO.

                       STATEMENTS OF STOCKHOLDERS' EQUITY

                                          YEARS ENDED SEPTEMBER 30, 1997, 1998, AND 1999
                                       ----------------------------------------------------
                                                 ADDITIONAL                       TOTAL
                                       COMMON     PAID-IN       RETAINED      STOCKHOLDERS'
                                       STOCK      CAPITAL       EARNINGS         EQUITY
                                       ------    ----------    -----------    -------------
Balance, September 30, 1996........    $2,000     $439,063     $15,800,317     $16,241,380
  Net earnings.....................       --            --       7,226,769       7,226,769
  Dividends paid...................       --            --      (8,858,726)     (8,858,726)
                                       ------     --------     -----------     -----------
Balance, September 30, 1997........    $2,000     $439,063     $14,168,360     $14,609,423
  Net earnings.....................       --            --       2,808,526       2,808,526
  Dividends paid...................       --            --      (2,297,000)     (2,297,000)
                                       ------     --------     -----------     -----------
Balance, September 30, 1998........    $2,000     $439,063     $14,679,886     $15,120,949
  Net earnings.....................       --            --       4,059,900       4,059,900
  Dividends paid...................       --            --      (1,695,612)     (1,695,612)
                                       ------     --------     -----------     -----------
Balance, September 30, 1999........    $2,000     $439,063     $17,044,174     $17,485,237
                                       ======     ========     ===========     ===========

See accompanying notes to financial statements.

                              R. J. STEICHEN & CO.

                            STATEMENTS OF CASH FLOWS

                                                   FISCAL YEARS ENDED SEPTEMBER 30,
                                                ---------------------------------------
                                                   1997          1998          1999
                                                -----------   -----------   -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net earnings................................  $ 7,226,769   $ 2,808,526   $ 4,059,900
  Adjustments to reconcile net earnings to net
     cash provided (used) by operating
     activities:
     Depreciation and amortization............       86,943        44,288           804
     Changes in assets and liabilities:
       Net receivables from and payables to
          brokers, dealers, and clearing
          organizations.......................    2,575,076       378,902    (1,226,385)
       Net receivables from and payables to
          customers...........................   (1,321,027)   (2,359,519)   19,977,909
       Net securities in trading accounts and
          securities sold, not yet
          purchased...........................   (1,612,537)     (578,252)   (2,836,426)
       Accrued sales commissions..............      586,517    (1,042,111)      695,830
       Prepaid expenses and other assets......   (1,004,662)       27,804      (346,342)
       Accounts payable and accrued
          liabilities.........................     (159,910)   (1,026,295)     (247,821)
       Deposits, net..........................       54,856        27,800      (355,429)
                                                -----------   -----------   -----------
Net cash provided (used) by operating
  activities..................................  $ 6,432,025   $(1,718,857)  $19,722,040
                                                -----------   -----------   -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Net borrowings (repayments) under line of
     credit...................................  $  (500,000)  $ 1,300,000   $(6,200,000)
  Dividends paid..............................   (8,858,726)   (2,297,000)   (1,695,612)
  Payments on obligations under capital
     leases...................................      (86,495)      (86,069)           --
                                                -----------   -----------   -----------
Net cash used by financing activities.........  $(9,445,221)  $(1,083,069)  $(7,895,612)
                                                -----------   -----------   -----------
Net increase (decrease) in cash...............   (3,013,196)   (2,801,926)   11,826,428
Cash at beginning of year.....................    7,730,083     4,716,887     1,914,961
                                                -----------   -----------   -----------
Cash at end of year...........................  $ 4,716,887   $ 1,914,961   $13,741,389
                                                ===========   ===========   ===========
Cash paid during the year for interest........  $ 4,205,386   $ 4,884,247   $ 4,582,056
                                                ===========   ===========   ===========

See accompanying notes to financial statements.

                              R. J. STEICHEN & CO.

                         NOTES TO FINANCIAL STATEMENTS
                       SEPTEMBER 30, 1997, 1998 AND 1999

(1) NATURE OF BUSINESS

     R. J. Steichen & Co. (the Company) is privately owned but is a registered broker dealer in securities under the Securities and Exchange Act of 1934. The Company trades, underwrites, and markets equity and fixed income securities.

(2) SIGNIFICANT ACCOUNTING POLICIES

     (a) ACCOUNTING FOR SECURITIES TRANSACTIONS

          Securities in trading and investment accounts and securities sold, not yet purchased are recorded at quoted market values. Revenues from principal transactions include the change in unrealized appreciation or depreciation of securities.

          Securities transactions and related commissions, revenues, and expenses are recorded on a settlement date basis, which is not materially different than on a trade date basis.

     (b) CUSTOMER ACCOUNTS

          Accounts receivable from customers primarily represents margin balances. Other customer receivables and payables result from cash transactions. Securities owned by customers and held as collateral are not reflected in the financial statements.

     (c) OTHER ASSETS

          Included in other assets are forgivable loans made to investment executives and other revenue producing employees, typically in connection with their recruitment. Such forgivable loans are amortized as compensation over the life of the note which is generally three to five years, using the straight-line method.

     (d) INCOME TAXES

          The Company is a Subchapter S corporation for income tax purposes. Accordingly, no provision for income taxes is included in the financial statements, as the Company's earnings are allocated to the stockholder for inclusion in his individual income tax returns.

     (e) FAIR VALUE OF FINANCIAL INSTRUMENTS

          Substantially all of the Company's financial assets and liabilities are carried at market value or at amounts which, because of their short-term nature, approximate current fair value.

     (f) USE OF ESTIMATES

          Preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of certain assets and liabilities and disclosure of contingent liabilities at the balance sheet date and the reported amounts of revenues

                              R. J. STEICHEN & CO.

(2) SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) and expenses during the reporting period. Actual results could differ from those estimates.

     (g) CASH AND CASH EQUIVALENTS

          The Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

     (h) EARNINGS PER SHARE

          During the three-year period presented, there were no potential dilutive shares and common shares outstanding remained constant.

(3) CASH

     $9.0 million was required to be segregated at September 30, 1999 in accordance with the provisions of Rule 15c3-3 of the Securities Exchange Act of 1934.

(4) RECEIVABLES FROM AND PAYABLES TO BROKERS AND DEALERS

     Securities failed to deliver and receive, if any, represent the contract value of securities which have not been delivered or received subsequent to settlement date.

     Securities borrowed and securities loaned are recorded at the amount of cash collateral advanced or received in connection with the transaction. Securities borrowed transactions require the Company to deposit cash or other collateral with the lender. With respect to securities loaned, the Company receives cash or other collateral. The initial collateral advanced or received has a market value equal to or greater than the market value of the securities borrowed or loaned. The Company monitors the market value of the securities borrowed and loaned and requests additional collateral or returns excess collateral, as appropriate. Deposits paid for securities borrowed and deposits received for securities loaned approximate the market value of the related securities.

(5) SHORT-TERM BORROWINGS

     Short-term borrowings represent secured borrowings under a bank credit agreement to finance securities inventory positions and receivables. The Company may borrow up to an aggregate of $35 million, subject to borrowing base availability. At September 30, 1998 and 1999, the Company had outstanding balances of $7.8 million and $1.6 million, respectively. The interest rate was 6.43% and 6.45% at September 30, 1998 and 1999, respectively.

     Cash, securities inventory, customer margin securities, and receivables from clearing organizations of approximately $29.8 million and $25.6 million were pledged as collateral on these borrowings at September 30, 1998 and 1999, respectively.

                              R. J. STEICHEN & CO.

(6) SECURITIES INVENTORY

     Securities positions are summarized as follows:

                                                                 SEPTEMBER 30,
                                                            ------------------------
                                                               1998          1999
                                                            ----------    ----------
Owned:
  State and municipal government obligations............    $  709,032    $3,869,626
  U.S. government and Canadian government obligations...       543,683        22,174
  Stock and warrants....................................     1,477,897     1,827,173
  Corporate obligations.................................         4,858        40,406
                                                            ----------    ----------
       Total............................................    $2,735,470    $5,759,379
                                                            ==========    ==========
Sold, not yet purchased:
  Equity securities.....................................       478,299       665,782
                                                            ----------    ----------
       Total............................................    $  478,299    $  665,782
                                                            ==========    ==========

     Securities sold, not yet purchased, represent obligations of the Company to deliver the specified security at the contracted price, and thereby, create a liability to repurchase security in the market at prevailing prices. These transactions result in off-balance-sheet market risk, as the Company's ultimate obligation to satisfy the sale of securities sold, not yet purchased, may exceed the amount recognized in the Statement of Financial Condition.

     Revenues from principal transactions are generated by market-making activities primarily from transactions relating to equity securities.

(7) EMPLOYEE BENEFIT PLANS

     The Company has a defined contribution retirement plan to provide retirement income for employees. The Company matches 50% of employee contributions up to a $1,000 annual maximum plus a contribution at the discretion of the Board of Directors of the Company. No discretionary contributions were made for fiscal years 1997, 1998 and 1999. The Company's matching contributions under the plan for the years ended September 30, 1997, 1998 and 1999 were $33,644, $46,205, and $53,966, respectively.

(8) NET CAPITAL REQUIREMENTS

     The Company is subject to the Uniform Net Capital Rule (Rule 15c3-1) under the Securities Exchange Act of 1934, which requires the maintenance of minimum net capital. The Company has elected to use the alternative method for computing net capital, which requires that the Company maintain minimum net capital, as defined, equal to the greater of $250,000 or 2% of aggregate debit balances arising from customer transactions, as defined. At September 30, 1999 the Company's net capital of $13,872,958 was 13% of aggregate debit balances and $11,776,085 in excess of required net capital. Rule 15c3-1 also provides that equity capital may not be withdrawn nor cash dividends paid if resulting net capital would be less than 5% of aggregate debit balances.

                              R. J. STEICHEN & CO.

(9) COMMITMENTS AND CONTINGENCIES

     The Company leases its office facilities and certain equipment under noncancelable leases with expiration dates through fiscal year 2004. Certain leases contain provisions for payment of operating expenses as additional rents.

     Minimum rental commitments required under these leases are as follow:

                                                                OPERATING
                 YEAR ENDING SEPTEMBER 30,                        LEASES
                 -------------------------                      ----------
         2000...............................................    $  737,870
         2001...............................................       570,080
         2002...............................................       529,100
         2003...............................................       438,661
         2004...............................................       166,038
         Thereafter.........................................            --
                                                                ----------
              Total minimum lease payments..................    $2,441,749
                                                                ==========

     Rent expense was $880,000, $1.4 million, and $1.4 million for the years ended September 30, 1997, 1998, and 1999, respectively.

     In the normal course of business, the Company enters into underwriting and other commitments. The ultimate settlement of such transactions open at year end is not expected to have a material effect on the financial statements.

     The Company is a defendant in various actions incidental to its securities business. While the outcome of the litigation is uncertain, based upon the facts that have been developed to date and consultation with legal counsel, Company management believes that the resolution of those actions will not have a materially adverse effect on the Company's financial condition.

(10) FINANCIAL INSTRUMENTS WITH OFF-BALANCE-SHEET CREDIT RISK

     The Company's customer securities activities are transacted on either a cash or margin basis. In margin transactions, the Company extends credit to the customer, subject to various regulatory and internal margin requirements, collateralized by cash and securities in the customer's account. Such transactions may expose the Company to significant off-balance-sheet credit risk in the event margin requirements are not sufficient to fully cover losses which customers may incur. In the event the customer fails to satisfy its obligation, the Company may be required to purchase or sell financial instruments at prevailing market prices in order to fulfill the customer's obligations.

     In accordance with industry practice, the Company records customer transactions on a settlement date basis, which is generally three business days after trade date. The Company is therefore exposed to risk of loss on these transactions in the event of the customer's or broker's inability to meet the terms of their contracts, in which case the Company may have to purchase or sell financial instruments at prevailing market prices.

                              R. J. STEICHEN & CO.

(10) FINANCIAL INSTRUMENTS WITH OFF-BALANCE-SHEET CREDIT RISK (CONTINUED) Settlement of these transactions is not expected to have a material effect upon the Company's Statement of Financial Condition.

     The Company seeks to control the risks associated with its customer activities by requiring customers to maintain margin collateral in compliance with various regulatory and internal guidelines. The Company monitors required margin levels daily and, pursuant to such guidelines, requires the customer to deposit additional collateral or to reduce positions, when necessary.

     The Company sells securities that are not yet purchased (short sales) for its own account. The establishment of short positions exposes the Company to off-balance-sheet market risk in the event prices increase, as the Company may be obligated to acquire the securities at prevailing market prices. Due to market fluctuations, the amount necessary to acquire and deliver securities sold but not yet purchased may be greater than the obligation already recorded in the financial statements.

     In connection with its trading securities, the Company does not, nor does it have plans to, utilize interest rate swaps, foreign currency contracts, futures, forward contracts, or other derivatives.

     In the normal course of business, the Company's activities involve the execution, settlement, and financing of various securities transactions. These activities may expose the Company to off-balance-sheet risk in the event the customer or counterparty is unable to fulfill its contractual obligations. Such risks may be increased by volatile trading markets.

     As a broker dealer, the Company is engaged in various securities trading and brokerage activities serving a diverse group of corporations, governments, institutions, and individual investors. The Company's exposure to credit risk associated with the nonperformance of these customers and the related counterparties in fulfilling their contractual obligations pursuant to securities transactions can be directly impacted by volatile security markets, credit markets, and regulatory changes which may impair the ability of customers and/or counterparties to satisfy their obligations to the Company. This exposure is measured on an individual customer basis, as well as for groups of customers that share similar attributes.

     To alleviate the potential for risk concentrations, the Company has established credit limits which are monitored on an on-going basis in light of market conditions.

(11) SEGMENTS

     The Company's reportable segments are: retail sales, equity capital markets, fixed income, and other. The retail segment consists of commissions on equity and principal transactions, including mutual funds and insurance products. Equity capital markets consists of market making trading, institutional sales and investment banking. Fixed income includes the origination and trading of fixed income securities. Interest has been presented separately as the Company does not allocate these amounts to its segments. Other consists of general corporate and administrative support functions. The Company does not provide balance sheet data for segment reporting as this data is not presented.

                              R. J. STEICHEN & CO.

(11) SEGMENTS (CONTINUED)
     Information concerning operations in these segments of business is as follows:

                                                     YEARS ENDED SEPTEMBER 30,
                                             -----------------------------------------
                                                1997           1998           1999
                                             -----------    -----------    -----------
Revenue:
  Retail sales...........................    $20,572,982    $18,059,773    $22,366,375
  Equity capital markets.................     13,981,922      9,598,524      8,504,102
  Fixed income...........................        246,620      1,076,159      1,101,390
  Interest income........................      7,562,121      8,720,623      8,189,720
  Other..................................        156,333        363,863        272,642
                                             -----------    -----------    -----------
       Total.............................    $42,519,978    $37,818,942    $40,434,229
                                             ===========    ===========    ===========
Net earnings:
  Retail sales...........................    $  (231,826)   $   442,735    $ 3,066,576
  Equity capital markets.................      6,017,677      2,710,354      2,026,530
  Fixed income...........................         81,479        395,282        694,880
  Interest income, net...................      3,356,735      3,836,376      3,607,664
  Other..................................     (1,997,296)    (4,576,221)    (5,335,750)
                                             -----------    -----------    -----------
       Total.............................    $ 7,226,769    $ 2,808,526    $ 4,059,900
                                             ===========    ===========    ===========

                              R. J. STEICHEN & CO.

                       STATEMENTS OF FINANCIAL CONDITION

                                                        SEPTEMBER 30,     MARCH 31,
                                                            1999             2000
                                                        -------------    ------------
                                                                         (UNAUDITED)
ASSETS
Cash................................................    $ 13,741,389     $    397,636
Deposits with clearing organizations................         603,629        2,709,629
Receivables from brokers and dealers and clearing
  organizations:
  Clearing organizations............................         585,104        1,760,177
  Securities borrowed...............................       3,276,190       10,568,941
Receivables from customers..........................     105,375,932      146,852,180
Securities in trading account, at market value......       5,759,379        3,264,023
Prepaid expenses and other assets...................       2,124,804        2,493,884
                                                        ------------     ------------
                                                        $131,466,427     $168,046,470
                                                        ============     ============
LIABILITIES
Payables to customers...............................    $109,197,017     $139,294,251
Short-term borrowings...............................       1,600,000        1,500,000
Securities sold, not yet purchased..................         665,782          268,031
Accounts payable and accrued liabilities............       1,047,281        1,277,640
Accrued sales commissions...........................       1,275,110        2,986,876
Deposit from introducing broker.....................         196,000          196,000
                                                        ------------     ------------
                                                         113,981,190      145,522,798
                                                        ------------     ------------
STOCKHOLDERS' EQUITY:
  Common stock, $100 par value; authorized 200
     shares; issued and outstanding, 20 shares......           2,000            2,000
  Additional paid-in capital........................         439,063          439,063
  Retained earnings.................................      17,044,174       22,082,609
                                                        ------------     ------------
     Total stockholders' equity.....................      17,485,237       22,523,672
                                                        ------------     ------------
                                                        $131,466,427     $168,046,470
                                                        ============     ============

See accompanying notes to unaudited financial statements.

                              R. J. STEICHEN & CO.

                       UNAUDITED STATEMENTS OF OPERATIONS

                                                          FOR THE SIX-MONTH PERIODS
                                                               ENDED MARCH 31,
                                                          --------------------------
                                                             1999           2000
                                                          -----------    -----------
Revenues:
  Commissions:
     Investment banking...............................    $ 1,374,819    $ 2,740,212
     Securities.......................................      5,187,224     11,007,501
     Investment companies and insurance products......        345,264        579,675
  Principal transactions..............................      7,947,283     11,172,764
  Interest and dividends..............................      3,906,899      5,191,872
  Other revenue.......................................        382,692        552,010
                                                          -----------    -----------
       Total revenues.................................     19,144,181     31,244,034
                                                          ===========    ===========
Expenses:
  Commissions and compensation........................     11,620,969     19,016,318
  Interest............................................      2,155,614      2,757,952
  Communications......................................      1,169,597      1,294,756
  Technology consultant fees and other data
     processing.......................................        638,592        531,516
  Occupancy...........................................        702,554        674,411
  Clearing corporation services.......................        209,362        160,753
  Other operating expenses............................        922,470      1,117,372
                                                          -----------    -----------
       Total expenses.................................     17,419,158     25,553,078
                                                          -----------    -----------
Net earnings..........................................    $ 1,725,023    $ 5,690,956
                                                          ===========    ===========
Basic earnings per common share.......................    $    86,251    $   284,548
                                                          ===========    ===========

See accompanying notes to unaudited financial statements.

                              R. J. STEICHEN & CO.

                  UNAUDITED STATEMENT OF STOCKHOLDERS' EQUITY

                                           FOR THE SIX-MONTH PERIOD ENDED MARCH 31, 2000
                                        ----------------------------------------------------
                                                  ADDITIONAL                       TOTAL
                                        COMMON     PAID-IN       RETAINED      STOCKHOLDERS'
                                        STOCK      CAPITAL       EARNINGS         EQUITY
                                        ------    ----------    -----------    -------------
Balance, September 30, 1999.........    $2,000     $439,063     $17,044,174     $17,485,237
Net earnings........................        --           --       5,690,956       5,690,956
Dividends paid......................        --           --        (652,521)       (652,521)
                                        ------     --------     -----------     -----------
Balance, March 31, 2000.............    $2,000     $439,063     $22,082,609     $22,523,672
                                        ======     ========     ===========     ===========

See accompanying notes to unaudited financial statements.

                              R.J. STEICHEN & CO.
                       UNAUDITED STATEMENTS OF CASH FLOWS

                                                          FOR THE SIX-MONTH PERIODS
                                                               ENDED MARCH 31,
                                                         ---------------------------
                                                            1999            2000
                                                         -----------    ------------
Cash flows from operating activities:
  Net earnings.......................................    $ 1,725,023    $  5,690,956
  Adjustments to reconcile net earnings to net cash
     provided (used) by operating activities:
     Changes in assets and liabilities:
       Net receivables from and payables to brokers,
          dealers, and clearing organizations........        218,659      (8,467,824)
       Net receivables from and payables to
          customers..................................     20,412,907     (11,379,014)
       Net securities in trading accounts and
          securities sold, not yet purchased.........       (831,580)      2,097,605
       Accrued sales commissions.....................        524,963       1,711,766
       Prepaid expenses and other assets.............       (167,135)       (369,080)
       Accounts payable and accrued liabilities......       (548,970)        230,359
       Deposits, net.................................       (671,933)     (2,106,000)
                                                         -----------    ------------
Net cash provided (used) by operating activities.....    $20,661,934    $(12,591,232)
                                                         -----------    ------------
Cash flows from financing activities:
  Net repayment under line of credit.................    $(4,400,000)   $   (100,000)
  Dividends paid.....................................       (201,250)       (652,521)
                                                         -----------    ------------
Net cash used by financing activities................    $(4,601,250)   $   (752,521)
                                                         -----------    ------------
Net increase in cash.................................    $16,060,684    $(13,343,753)
Cash at beginning of period..........................      1,914,961      13,741,389
                                                         -----------    ------------
Cash at end of period................................    $17,975,645    $    397,636
                                                         ===========    ============
Cash paid during the period for interest.............    $ 2,155,614    $  2,757,952
                                                         ===========    ============

See accompanying notes to unaudited financial statements.

                              R.J. STEICHEN & CO.

                    NOTES TO UNAUDITED FINANCIAL STATEMENTS

(1) BASIS OF PRESENTATION

     The accompanying unaudited financial statements should be read in conjunction with the financial statements and notes for the year ended September 30, 1999. In the opinion of Steichen's management, the financial information reflects all adjustments which are necessary for a fair presentation of financial position, results of operations, and cash flows for the interim periods. The results of operations for interim periods are not necessarily indicative of the results to be expected for the entire year.

(2) SEGMENTS

     The Company's reportable segments are: retail sales, equity capital markets, fixed income, and other. The retail segment consists of commissions on equity and principal transactions, including mutual funds and insurance products. Equity capital markets consist of market making trading, institutional sales, and investment banking. Fixed income includes the origination and trading of fixed income securities. Other consists of general corporate and administrative support functions. Interest income has been presented separately as Steichen does not allocate this item to its segments. The Company does not provide balance sheet data for segment reporting as this data is not measured.

     Information concerning operations in these segments of business is as follows:

                                                            SIX-MONTH PERIOD ENDED
                                                                  MARCH 31,
                                                          --------------------------
                                                             1999           2000
                                                          -----------    -----------
Revenue:
  Retail sales........................................    $10,195,222    $19,718,761
  Equity capital markets..............................      4,195,053      5,324,966
  Fixed income........................................        499,328        491,506
  Interest income.....................................      3,868,968      5,115,917
  Other...............................................        385,610        592,884
                                                          -----------    -----------
     Total............................................    $19,144,181    $31,244,034
                                                          ===========    ===========
Net earnings (loss):
  Retail sales........................................    $ 1,153,438    $ 3,428,780
  Equity capital markets..............................        866,909      2,269,380
  Fixed income........................................        310,040        290,839
  Interest income, net................................      1,713,355      2,357,965
  Other...............................................     (2,318,719)    (2,656,008)
                                                          -----------    -----------
     Total............................................    $ 1,725,023    $ 5,690,956
                                                          ===========    ===========

                           STOCKWALK.COM GROUP, INC.
  UNAUDITED CONSOLIDATED CONDENSED PRO FORMA STATEMENT OF FINANCIAL CONDITION

                                                                           AS OF MARCH 31, 2000
                                                                   ------------------------------------
                                                  STOCKWALK.COM                            PRO FORMA
                                                   GROUP, INC.                          ADJUSTMENTS FOR
                                                  MARCH 31, 2000   STEICHEN   KINNARD      STEICHEN
                                                  --------------   --------   -------   ---------------
                                                                 (DOLLARS IN THOUSANDS)
                                                    (AUDITED)
ASSETS
Cash.............................................    $  5,534      $    398   $ 8,346      $  3,000(5)
Cash and cash equivalents -- segregated..........      83,009            --        --            --
Receivables from customers.......................     216,216       146,852        --            --
Receivables from brokers and dealers.............     160,230        12,329        --       (12,329)(6)
Deposits at clearing organizations...............      26,235         2,710       999            --
Trading securities owned, at market..............       8,320         3,264    11,959            --
Investments......................................          --            --    13,477            --
Secured demand notes receivable..................      18,575            --        --            --
Intangibles, net of accumulated amortization.....      10,285            --        --        45,425(4)
Other assets.....................................      10,471         2,494     6,547            --
                                                     --------      --------   -------      --------
    Total assets.................................    $538,875      $168,047   $41,328      $ 36,096
                                                     ========      ========   =======      ========
LIABILITIES
Short-term borrowings............................    $ 29,500      $  1,500   $    --      $  8,843(6)
Payables to customers............................     280,365       139,294        --            --
Payables to brokers and dealers..................     160,153           196        --            --
Trading securities sold but not yet purchased, at
  market.........................................       1,339           268       748            --
Notes payable....................................       7,544            --        --            --
Liabilities subordinated to claims of general
  creditors......................................      18,575            --        --         3,000(5)
Accounts Payable and other liabilities...........      16,747         4,265     9,826            --
                                                     --------      --------   -------      --------
    Total liabilities............................    $514,223      $145,523   $10,574      $ 11,843
SHAREHOLDERS' EQUITY
  Common stock
Authorized shares:
  Common stock...................................         863             2        97           250(7)(8)
Paid-in capital..................................      25,441           439     6,310        46,086(7)(8)
Retained earnings................................      (1,652)       22,083    24,347       (22,083)(8)
                                                     --------      --------   -------      --------
Total Shareholders' equity.......................      24,652        22,524    30,754        24,253
                                                     --------      --------   -------      --------
Total Liabilities and shareholders' equity.......    $538,875      $168,047   $41,328      $ 36,096
                                                     ========      ========   =======      ========

                                                           AS OF MARCH 31, 2000
                                                   ------------------------------------
                                                      PRO FORMA            PRO FORMA
                                                   ADJUSTMENTS FOR      ADJUSTMENTS FOR        PRO-FORMA
                                                       KINNARD             OFFERING          MARCH 31, 2000
                                                   ---------------      ---------------      --------------
                                                                    (DOLLARS IN THOUSANDS)

ASSETS
Cash.............................................     $(25,877)(1)          $18,145(2)          $  9,546
Cash and cash equivalents -- segregated..........      (40,000)(3)               --               43,009
Receivables from customers.......................       40,000(3)                --              403,068
Receivables from brokers and dealers.............           --                   --              160,230
Deposits at clearing organizations...............           --                   --               29,944
Trading securities owned, at market..............           --                   --               23,543
Investments......................................      (13,477)(1)               --                   --
Secured demand notes receivable..................           --                   --               18,575
Intangibles, net of accumulated amortization.....       27,386(4)                --               83,096
Other assets.....................................         (700)(9)            1,855(2)            20,667
                                                      --------              -------             --------
    Total assets.................................     $(12,668)             $20,000             $791,678
                                                      ========              =======             ========
LIABILITIES
Short-term borrowings............................     $     --              $                   $ 39,843
Payables to customers............................           --                   --              419,659
Payables to brokers and dealers..................           --                   --              160,349
Trading securities sold but not yet purchased, at
  market.........................................           --                   --                2,355
Notes payable....................................           --               20,000(2)            27,544
Liabilities subordinated to claims of general
  creditors......................................           --                   --               21,575
Accounts Payable and other liabilities...........           --                   --               30,838
                                                      --------              -------             --------
    Total liabilities............................     $     --              $20,000             $702,163
SHAREHOLDERS' EQUITY
  Common stock
Authorized shares:
  Common stock...................................            0(7)(8)             --             $  1,212
Paid-in capital..................................       11,679(7)(8)             --               89,955
Retained earnings................................      (24,347)(8)               --               (1,652)
                                                      --------              -------             --------
Total Shareholders' equity.......................      (12,668)                  --               89,515
                                                      --------              -------             --------
Total Liabilities and shareholders' equity.......     $(12,668)             $20,000             $791,678
                                                      ========              =======             ========

                           STOCKWALK.COM GROUP, INC.

       UNAUDITED CONSOLIDATED CONDENSED PRO FORMA STATEMENT OF OPERATIONS

                                                         FOR THE TWELVE MONTHS ENDED MARCH 31, 2000
                               ----------------------------------------------------------------------------------------------
                                                                                                      PRO FORMA
                                                                     PRO FORMA       PRO FORMA       ADJUSTMENTS
                               STOCKWALK.COM                        ADJUSTMENTS     ADJUSTMENTS          FOR
                                GROUP, INC.    STEICHEN   KINNARD   FOR STEICHEN    FOR KINNARD       SUB DEBT     PRO FORMA
                               -------------   --------   -------   ------------    -----------      -----------   ----------
                                                 (DOLLARS IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)
REVENUES:
  Trading profits............      $16,073     $19,383    $32,479     $    --         $    --          $    --       $ 67,935
  Interest...................       20,989       9,519      1,915          --           3,400(A)            --         35,823
  Commissions................       14,287      18,002     18,499          --              --               --         50,788
  Investment banking.........       10,363       5,106      5,665          --              --               --         21,134
  Clearing fees..............        5,248          --         --          --              --               --          5,248
  Other income...............        4,011         524      3,514      (1,906)(H)      (1,690)(B)(J)        --          4,453
                                ----------     -------    -------     -------         -------          -------     ----------
      Total revenues.........       70,971      52,534     62,072      (1,906)          1,710               --        185,381
EXPENSES:
  Employee compensation and
    benefits.................       34,163      32,277     39,668          --          (3,500)(C)           --        102,608
  Clearing fees..............        2,999         352      4,463          --          (1,400)(D)           --          6,414
  Occupancy and equipment....        4,854       1,402      5,016          --            (265)(E)           --         11,007
  Communication..............        8,017       2,569        767          --            (537)(I)           --         10,816
  Interest...................       16,331       5,185         --          --           2,200(A)         2,000(G)      25,716
  Other expense..............        7,145       2,723      5,720       2,271(F)        1,369(F)           371(K)      19,559
                                ----------     -------    -------     -------         -------          -------     ----------
      Total expenses.........       73,509      44,508     55,634       2,271          (2,133)           2,371        176,160
Income (loss) before income
  taxes......................       (2,538)      8,026      6,438      (4,177)          3,843            2,371          9,221
Income tax expense
  (benefit)..................         (839)      3,531      2,575        (838)          2,293           (1,043)         5,679
                                 ---------     -------    -------     -------         -------          -------       --------
Net income (loss)............      $(1,699)    $ 4,495    $ 3,863     $(3,339)        $ 1,550          $(1,328)      $  3,542
                                ==========     =======    =======     =======         =======          =======     ==========
BASIC EARNINGS PER COMMON
  SHARE......................       $(0.09)                                                                             $0.10
                                ==========                                                                         ==========
Weighted average shares
  outstanding -- basic.......   18,849,200                                                                         34,000,000
                                ==========                                                                         ==========
DILUTED EARNINGS PER COMMON
  SHARE......................       $(0.09)                                                                             $0.10
                                ==========                                                                         ==========
Weighted average shares
  outstanding -- diluted.....   18,998,400                                                                         34,000,000
                                ==========                                                                         ==========

                           STOCKWALK.COM GROUP, INC.

                   UNAUDITED CONSOLIDATED CONDENSED PRO FORMA
                       FOOTNOTES TO FINANCIAL STATEMENTS

BASIS OF PRESENTATION

     These pro forma financial statements are presented to reflect the combination of Stockwalk.com Group, Inc. (the "Company"), R.J. Steichen & Company and Kinnard Investments, Inc. as well as the receipt of proceeds from the issuance of convertible debt used to finance the acquisitions and related capital requirements for the acquired entities for the periods shown. The statements have been prepared pursuant to the rules and regulations of the SEC and, therefore, do not include all information and notes required by generally accepted accounting principles for complete financial statements. The pro forma financial statements and the related notes are not necessarily indicative of the balance sheet and statements of operations that would have been reported had the combination of the three companies occurred on the dates indicated, nor do they represent a forecast of their combined financial position at any future period.

     The tables set forth the unaudited pro forma financial information of the Company (the "Pro Forma Financial Statements"), which consist of: (i) the Statement of Financial Condition of the Company as of March 31, 2000, which gives effect to the combination of R.J. Steichen & Company and Kinnard Investments, Inc. and assumes the receipt of the net proceeds from and the completion of the offering of Convertible Notes on March 31, 2000, and (ii) the unaudited pro forma statement of operations of the Company for the year ended March 31, 2000, which gives effect to the acquisition of Steichen and Kinnard and assumes the receipt of the net proceeds from the sale and the completion of the offering of the Convertible Notes as if they had occurred on April 1, 1999, and the acquisition of Kinnard as if it had occurred on April 1, 1999.

 1) Represents the net reduction of cash related to the following: payment of $6.00 per share for 4,659,691 shares of Kinnard, $4,446,310 paid to retire 913,000 options and warrants for Kinnard stock, and $6,950,000 for various acquisition costs including investment banking fees and severance costs; offset by the liquidation of $13,477,000 of investments.

 2) Represents the net proceeds from the issuance of $20.0 million of convertible debt and the related deferred financing costs.

 3) Represents the increase in customer receivables resulting from Kinnard's customer margin accounts being held at MJK and funded by cash in the reserve account.

 4) Represents the goodwill recorded on the respective companies as a result of the acquisitions.

 5) Represents earnings retained per the Steichen agreement.

 6) Represents the reduction in discretionary broker lending and the increase in short-term borrowings in connection with Mr. John E. Feltl removing approximately $21 million of capital prior to completion of the merger.

 7) Represents the issuance of 2,435,846 and 6.3 million shares of $.04 par value common stock and additional paid in capital related to the acquisition of Kinnard and Steichen, respectively at $7.425 per share ($9.0 discounted to 82.5%).

 8) Represents the accounting elimination of shares of common stock, related additional paid in capital and remaining retained earnings at acquisition of the respective companies.

 9) Represents the write off of $700,000 of fixed assets of Kinnard.

A.) Represents interest revenue and expense on the $40,000,000, of customer margin balances at 8.5% and 5.5%, respectively, moved from Kinnard's current clearing firm to MJK.

B.) Represents the increase in rebates associated with a $100,000,000 average balance held by Kinnard earning the premium rate currently recognized by MJK.

C.) Represents the reduction of compensation and benefit expense of certain
    Kinnard employees offset by retention bonuses in first year offered to certain employees and sales representatives.

D.) Represents the elimination of clearing fees paid to clearing brokers by Kinnard, as a result of Kinnard's trades being cleared by MJK, offset by the increase in administrative costs required to administer the additional transaction volume.

E.) Represents a reduction in the space and related rent for the combined companies.

F.) Represents the amortization of the goodwill of $27.4 million and $45.4 million recorded for Kinnard and Steichen over 20 years.

G.) Represents interest expense on the convertible note.

H.) Represents the reduction of income generated by the approximately $21 million of funds to be removed by Mr. Feltl at closing.

I.) Represents a reduction of quote feeds and other miscellaneous efficiencies of scale.

J.) Represents a reduction of the other income generated by $20 million of excess funds at Kinnard as these funds are depleted to finance the acquisition.

K.) Represents the amortization of $1.9 million of deferred financing costs associated with the issuance of convertible subordinated debt over five years.

(C)      EXHIBITS:

         23.1 Consent of KPMG LLP

         99.1 Press Release


                           FORWARD LOOKING STATEMENTS

         Information contained herein and in the Exhibits attached hereto may contain forward looking statements that involve risks and uncertainties with respect to the fair value of assets acquired, the amount of liabilities assumed and otherwise. These forward looking statements include the words "believes," "expects," "anticipates" and similar expressions. These forward looking statements involve certain risks and uncertainties, including those related to general economic and business conditions, changes in market conditions and competitive pressures.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                            STOCKWALK.COM GROUP, INC.



Dated:  August 7, 2000                      By: /s/ Philip T. Colton
                                               ---------------------------------
                                               Name:  Philip T. Colton
                                               Title: Senior Vice President and
                                                        General Counsel

                                  EXHIBIT INDEX


         23.1 Consent of KPMG LLP

         99.1 Press Release
























                                Exhibit Index-1